Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 1350

OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, A. R. Ginn, certify that:

1. I have reviewed this periodic report on Form 10-K of NCI Building Systems, Inc.;

2. This report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of NCI Building Systems, Inc.

Date: January 10, 2006

/s/ A. R. Ginn
A. R. Ginn Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to NCI Building Systems, Inc. and will be retained by NCI Building Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

These Certifications shall not be deemed to be “filed” or part of the Report or incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission by implication or by any reference in any such filing to the Report.